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                                                                    EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated April 24, 1996, on our audit of the combined financial statements of Offerdahl's Bagel Gourmet, Inc. and Affiliates, and to all references to our firm included in or made a part of in this registration statement on Form S-1.


                                        ARTHUR ANDERSEN LLP

                                        /s/ Arthur Andersen LLP
Denver, Colorado
September 18, 1996